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                                                                     EXHIBIT 5.1

                           GLAST, PHILLIPS & MURRAY
                          A PROFESSIONAL CORPORATION
                                                         2200 ONE GALLERIA TOWER
                           ATTORNEYS AND COUNSELORS     13355 NOEL ROAD, L.B. 48
                                                        DALLAS, TEXAS 75240-6657

                                                       TELEPHONE: (972) 419-8300
                                                           FAX: (972) 419-8329


                                August 11, 1998


Voxcom Holdings, Inc.
8115 Preston Rd, Eighth Floor East
Dallas, Texas 75225

     Re: Form SB-2 Registration Statement relating to the registration of up to 5,000,000 shares of common stock, $0.0001 par value of Voxcom Holdings, Inc.

Gentlemen:

     We are acting as counsel for Voxcom Holdings, Inc., a Nevada corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form SB-2 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of up to 5,000,000 shares (the "Shares") of common stock, par value $0.0001 per share (the "Common Stock"), of the Company.

     In that connection, we have examined the Form SB-2 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Nevada Revised Statutes, Chapter 78.

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

     This opinion is limited in all respects to the laws of the United States of America and the Nevada Revised Statutes, Chapter 78.
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     We advise you that members of this firm own a total of 50,000 shares of
Common Stock of the Company.

     This opinion may be filed as an exhibit to the Registration Statement.

                                    Sincerely,

                                    /s/ GLAST, PHILLIPS & MURRAY, P.C.

                                    GLAST, PHILLIPS & MURRAY, P.C.

RLB/mdg